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                                FOILMARK, INC.
                                   PROXY

       This proxy is solicited by the board of directors of Foilmark, Inc. for the special meeting of stockholders to be held on April 21, 1999.


    I am a holder of common stock of Foilmark, Inc. I appoint Frank J. Olsen, Jr., Philip Leibel, Stephen J. Carlotti and Paul Bork, and each of them, with full power of substitution, to vote all shares of my common stock for which I am entitled to vote through the execution of a proxy for the special meeting of stockholders of Foilmark to be held on April 21, 1999 at 9:30 a.m., local time, at the Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109 or at any adjournment or postponement of the special meeting. I authorize and instruct Messrs. Olsen, Leibel, Carlotti and Bork to vote as I have directed below.

    I understand that returned proxy cards will be voted:

      -- as specified on the matters listed on the reverse;
      -- in accordance with the board of directors' recommendations where no specification is made; and
      -- in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

    Please mark your choice like this:  /X/

    I hereby acknowledge that I have received the notice of special meeting of stockholders and the proxy statement furnished with the notice.

    I may revoke this proxy at any time before the special meeting.

    If the merger is completed, HoloPak stockholders will receive 1.11 shares of Foilmark common stock and $1.42 in cash for each HoloPak share.

         (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
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                                             PLEASE MARK
                                             YOUR VOTES AS
                                             INDICATED IN
                                             THIS EXAMPLE   /X/

                                        THE BOARD OF DIRECTORS
                                        OF FOILMARK RECOMMENDS
                                        A VOTE FOR EACH OF THE
                                        FOLLOWING.


                                                                                     FOR    AGAINST   ABSTAIN
1.  To consider and vote upon a proposal to issue up to 3,715,935 shares of          /  /    /  /      /  /
    Foilmark common stock under the merger agreement dated November 17, 1998 among Foilmark, Foilmark Acquisition Corporation and Holopak Technologies,
    Inc. under which Holopak will merge into Foilmark Acquisition.

2.  To consider and vote upon a proposal to adopt an amendment to Foilmark's         /  /    /  /      /  /
    certificate of incorporation to become effective in connection with the merger, to increase the number of authorized shares of Foilmark common stock from 10,000,000 to 15,000,000. Foilmark does not intend to effect this amendment if the merger is not completed.

3.  To consider and vote upon a proposal to adopt an amendment to Foilmark's         /  /    /  /      /  /
    certificate of incorporation to remove article eight of Foilmark's certificate of incorporation. Foilmark intends to effect this amendment even if the merger is not completed.

4.  To consider and vote upon a proposal to adopt an amendment to Foilmark's         /  /    /  /      /  /
    certificate of incorporation to remove article nine of Foilmark's certificate of incorporation. Foilmark intends to effect this amendment even if the merger is not completed.


                    PRINT AND SIGN YOUR NAME BELOW EXACTLY AS IT APPEARS HEREON AND DATE THIS CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE, AS SUCH. JOINT OWNERS SHOULD EACH SIGN. IF A CORPORATION, PLEASE SIGN AS FULL CORPORATE NAME BY PRESIDENT OR AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Signature (title, if any)
                         --------------------------

Signature, if held jointly
                         --------------------------

Dated,                                              1999
      ---------------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

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